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                                                                    EXHIBIT 3.14


                                       DELAWARE

                             CERTIFICATE OF INCORPORATION

                                          OF

                           THE TRUMP TAJ MAHAL CORPORATION


                                 *  *  *  *  *  *  *

                                      ARTICLE I

          The name of the corporation (the "Corporation") is: THE TRUMP TAJ MAHAL CORPORATION

                                      ARTICLE II

          The address of its registered office in the state of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     ARTICLE III

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      ARTICLE IV

          The total number of shares of stock which the Corporation shall have authority to issue is 675,000 shares of Common Stock, $.01 par value per share.

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                                      ARTICLE V

          All securities of the Corporation are held subject to the condition that if a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the provisions of the "Casino Control Act" of New Jersey, Public Law 1977, Chapter 110, as amended or as may hereinafter be amended.

                                      ARTICLE VI

          The name and mailing address of the incorporator is as follows:

          Maurice M. Lefkort
          Willkie Farr & Gallagher
          One Citicorp Center
          153 East 53rd Street
          New York, New York  10022

                                     ARTICLE VII

          In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

                                     ARTICLE VIII

          Elections of directors need not be by written ballot.


                                      ARTICLE IX

          1. INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the

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laws of the State of Delaware any person who was or is a party or its threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

          2. PAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceedings against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 9.

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          3.   NONEXCLUSIVITY OF PROVISION.  The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

          4.   EFFECT OF REPEAL.  Neither the amendment nor repeal of this
Article IX, subparagraphs 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article IX, subparagraphs 1, 2, or 3, shall eliminate or reduce the effect of this Article IX, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article IX, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

          5. LIMITATION ON LIABILITY. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

          (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

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          (ii)  shall not have acted in good faith or, in failing to tact, shall not have acted in good faith;

          (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

          (iv)  shall have derived an improper personal benefit.

          If the General Corporation Law of the State of Delaware is amended after October 16, 1990 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 16th day of October, 1990.


                                /s/ Maurice M. Lefkort
                              ___________________________________
                                      Maurice M. Lefkort

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                               CERTIFICATE OF AMENDMENT

                                        TO THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                           THE TRUMP TAJ MAHAL CORPORATION

      (Adopted in accordance with the provisions of Section 241 of the General
                      Corporation Law of the State of Delaware)

                                 *  *  *  *  *  *  *

          The Trump Taj Mahal Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: that the Corporation has not received any payment for any of its stock.

          SECOND: That the Board of Directors of the Corporation by written consent of its sole member, filed with the minutes of the Board, adopted a resolution that Article V of the Certificate of Incorporation be deleted and replaced in its entirety with the following:

                                      ARTICLE V

          In accordance with and as provided by the New Jersey Casino Control Act ("Casino Control Act") (NJSA 5:12-1 et seq.), L. 1978, Ch. 110, as amended or as may hereinafter be amended: (a) all transfers (as defined by the Casino Control Act) of securities (as defined by the Casino Control Act), shares and other interests in the Corporation shall be subject to the right of prior approval by the New Jersey Casino Control Commission ("Casino Control Commission") and (b) the Corporation shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the Casino Control Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.

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          THIRD:  That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the President and attested by the Secretary this 12th day of November 1990.

                                        THE TRUMP TAJ MAHAL CORPORATION

                                        /s/ Donald J. Trump
                                        --------------------------------
                                        Donald J. Trump,
                                        President


ATTEST:


/s/ Harvey I. Freeman
-------------------------
Harvey I. Freeman,
Assistant Secretary

                               CERTIFICATE OF AMENDMENT

                                        TO THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                           THE TRUMP TAJ MAHAL CORPORATION

      (Adopted in accordance with the provisions of Section 242 of the General
                      Corporation Law of the State of Delaware)

                                   *  *  *  *  *  *

          The Trump Taj Mahal Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: That the Certificate of Incorporation of the Corporation be amended by adding a new sentence to end of Article IV thereof to read as follows:

          No nonvoting equity securities of the Corporation shall be issued; this provision is included in this Amendment to the Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, and shall have no further force and effect beyond that required by such section and for so long as such section is in effect and applicable to the Corporation.

          SECOND: That the aforesaid Amendment was duly adopted by the Board of Directors and Shareholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

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          THE UNDERSIGNED, being the President of the Corporation, hereby declares and certifies that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 24th day of September, 1991.

                                             THE TRUMP TAJ MAHAL CORPORATION

                                             /s/ Donald J. Trump
                                             -------------------------------
                                             By:  Donald J. Trump,
                                             Title:  President




                                         -2-
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          THE UNDERSIGNED, being the President of the Corporation, hereby declares and certifies that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 24th day of September, 1991.

                                        THE TRUMP TAJ MAHAL CORPORATION

                                         /s/ Donald J. Trump
                                        -------------------------------
                                        By:    Donald J. Trump
                                        Title: President



Attest:  /s/ Ernest E. East
         ------------------------
         Secretary